Exhibit 99.1

For Release at 8:00 AM EST on Monday, January 10, 2011

Gasco Energy Provides Fourth Quarter 2010 Operations Update

DENVER — (PR Newswire) — January 10, 2011 — Gasco Energy, Inc. (NYSE Amex: GSX) today provided an interim operations update on its Riverbend Project in Utah’s Uinta Basin and on its California projects in the San Joaquin Basin.

Riverbend Project Fourth Quarter Operations Update

Completion Operations

Since beginning its up-hole recompletion program in February 2010, Gasco has successfully completed the initial stages on one Upper Mancos well (none in Q410) and recompleted 22 gross wells (8.5 net), with six gross wells (2.0 net) occurring in the fourth quarter.  The Company continues its strong results from the low-cost, reduced-risk program, resulting in steady and predictable production from the new recompletions.

At December 31, 2010, Gasco operated 133 gross wells.  Gasco currently has an inventory of 19 operated wells with up-hole recompletions and has one Upper Mancos well awaiting initial completion activities. The Company does not have a drilling rig under contract at this time, as was the case for all of 2010.

Quarterly Production

Estimated cumulative net production for the quarter ended December 31, 2010 was 1,043 million cubic feet equivalent (MMcfe), unchanged from Q409’s production of 1,043 MMcfe.  The 8.5% decline in sequential quarter production, 1,043 MMcfe in Q410, as compared to 1,140 MMcfe in Q310, is attributed to seasonal pipeline and compressor maintenance and workover activity restricting maximum flow capacities during the fourth quarter.

Annual Production

Estimated cumulative net production for the year-ended December 31, 2010 was 4,335 MMcfe, a decrease of 4.3% over 2009’s production of 4,528 MMcfe.  The year-over-year decrease in production is the result of completions of up-hole zones during 2010, not quite offsetting normal production decline expected from existing wells.

Gasco Energy Net Production Detail

	Three-months Ended			Year-Ended
Period-over-Period Comparison	Dec. 31, 2010*	Dec. 31, 2009	% Change	Dec. 31, 2010*	Dec. 31, 2009	% Change
Natural Gas / MMcf	982	989	-0.7%	4,079	4,275	-4.6%
Oil / MBbls	10.2	9.0	13.3%	42.6	42.2	1.0%
Natural Gas Equivalents / MMcfe	1,043	1,043	0.0%	4,335	4,528	-4.3%

Sequential Comparison	Dec. 31, 2010*	Sept. 30, 2010	% Change
Natural Gas / MMcf	982	1,074	-8.6%
Oil / MBbls	10.2	11.0	-7.3%
Natural Gas Equivalents / MMcfe	1,043	1,140	-8.5%

*Includes preliminary production estimates for the fourth quarter of 2010

California Projects Update

Northwest McKittrick

The operator of this shallow oil prospect continues to work with the California State Agencies to acquire the appropriate permits.  Progress has been slowed due to the holidays and also California state budget issues affecting the regulatory agencies.  The operator had anticipated spudding the well in Q410 and now anticipates commencing drilling operations in the first half of 2011.

Willow Springs

The operator of this oil prospect recently finished shooting and acquiring the 3-D seismic data.  Gasco understands that the project is on schedule to have its initial well drilled by year- end 2011.

Antelope Valley Trend

The operator of these oil and liquids-rich prospects is in the process of shooting 3-D seismic over this series of prospects. Drilling on the trend is anticipated to occur in 2012.

Gasco continues to develop new prospects and acquire acreage along the west side of the San Joaquin Basin.  These new prospects are a continuation of the structural and stratigraphic geologic model that Gasco has been working for the past nine years that has yielded recent success along the west side as demonstrated by discoveries and field development by other operators with similar geologic models.

Management Comment

King Grant, President and CEO commented: “We continue to be pleased with the success of our recompletion program in Utah. These operations are a low-cost, high-return means of maintaining production and cash flow during this period of relatively low natural gas prices.  The program is currently suspended for cold weather as temperatures in the Uinta Basin have been less than 30 degrees below zero.  We anticipate resuming operations in late February when the weather typically moderates sufficiently.  In California, we are experiencing delays outside of our control in spudding the initial well at Northwest McKittrick, but are hopeful that the necessary permits will be forthcoming.  Meanwhile, we are happy to see the progress being made by the operator of Willow Springs and the Antelope Valley Trend and look forward to updating investors on these oil and liquids-rich prospects in the coming quarters.”

2010 Financial and Operating Results

Gasco expects to announce its fourth quarter and full-year 2010 results after the close of trading on March 2, 2011. The Company will schedule a conference call to discuss the results on March 3, 2011, the details of which will be announced at a later date.

About Gasco Energy

Denver-based Gasco Energy, Inc. is a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region.  Gasco’s principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases.  Gasco currently focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations.  To learn more, visit http://www.gascoenergy.com.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

Forward-looking Statements

Certain statements set forth in this press release relate to management’s future plans, objectives and expectations.  Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding Gasco’s future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “believe,” or “continue” or the negative thereof or similar terminology.  Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of Gasco, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause Gasco’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result.  Some of the key factors that may cause actual results to vary from those Gasco expects include the consummation of recently announced asset sales on a timely basis; inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in Gasco’s cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; fluctuations in natural gas and oil prices; pipeline constraints; overall demand for natural gas and oil in the United States; changes in general economic conditions in the United States; Gasco’s ability to manage interest rate and commodity price exposure; changes in Gasco’s borrowing arrangements; the condition of credit and capital markets in the United States; and other risks described under (1) Part I, “Item 1A— Risk Factors,” “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 7A—Quantitative and Qualitative Disclosure About Market Risk” and elsewhere in Gasco’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 3, 2010, and (2) Gasco’s reports and registration statements filed from time to time with the SEC.

Any of these factors could cause Gasco’s actual results to differ materially from the results implied by these or any other forward-looking statements made by Gasco or on its behalf.  Gasco cannot assure you that its future results will meet its expectations.  When you consider these forward-looking statements, you should keep in mind these factors.  All subsequent written and oral forward-looking statements attributable to Gasco, or persons acting on its behalf, are expressly qualified in their entirety by these factors.  Gasco’s forward-looking statements speak only as of the date made.  Gasco assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.